Exhibit 10.3
EMPLOYMENT AGREEMENT

Phoenix Apps Inc. (the "Company") and Saba Mirzaagha ("Employee'') enter into this Employment Agreement ("Agreement'), on this 30th day of November 2015 and which will become effective as of January 6, 2016 (the "Effective Date"). This Agreement outlines the terms and conditions under which the Company will employ Employee. The Company and Employee will be referred to as the "Parties" in this Agreement. The Parties agree as follows:

1.  General Duties of Company and Employee. The Company will employ Employee as Business Development Manager. Employee's duties and responsibilities will be those assigned by Employee’s board of directors or Employee's supervisor or such other officer(s) as the Company may designate. Employee will devote ten (10) hours per week of working time and attention to the Company's business and use Employee's best efforts to satisfactorily perform his duties and responsibilities. Employee owes a fiduciary duty of loyalty, fidelity and allegiance to always act in the Company's best interests and to refrain from doing or saying anything that injures the Company. Employee will comply with all Company policies, rules and guidelines. As consideration for Employee's employment and the compensation and benefits payable hereunder, Employee agrees to sign the Company's non-competition, non-solicitation and confidentiality agreement required for Employee's position (and any amendments that may be necessary from time to time). Such agreement is attached to this Agreement as Appendix A and becomes effective on the Effective Date of this Agreement.

2.     Employment Period. Employee will have a minimum employment term of 1 year. Thereafter, the Employee will continue to be employed by the Company until either party terminates this Agreement. After the initial employment term of one year, either party may terminate this Agreement upon 60 days' notice to the other party. The termination of employment by either Employee or the Company will not affect Employee's then existing non-competition, non-solicitation and confidentiality obligations.

3.    Compensation and Benefits.

3.1 Base Salary. The Company will pay to Employee a monthly base salary of FIVE HUNDRED DOLLARS ($500.00) for the first three (3) months of employment, and a monthly base salary of ONE THOUSAND DOLLARS ($1,000.00 ) thereafter, until the termination of Employees employment under this Agreement.  Such salary will be payable in accordance with the Company's practice at the time and subject to periodic review or adjustment by the Company.

3.2 Equity Interest; Board Seat. (a) Upon execution hereof the Company shall issue to the Employee One Hundred Fifty Thousand (150,000) restricted shares of the Company’s common stock. In the event the Company’s initial public offering on a Form S-1 Registration Statement (the “Registration Statement”) results in the sale of more than 15 million shares, then the Employee shall receive a one-time additional issuance of shares such that when such additional shares are added to the aforementioned 150,000 shares, the total is equal to one percent (1%) of the amount of common shares registered and sold pursuant to the Registration Statement.

(b) Upon execution hereof, the Company shall cause Employee to be appointed to the Board of Directors of the Company.

Employee acknowledges and agrees with respect to the Securities that:

(a)	the Securities have not been registered under the U.S. Securities Act of 1933 (the "U.S. Securities Act") or the securities laws of any state, and that the Securities upon issuance will be, "restricted securities" in the United States within the meaning of Rule 144(a)(3) of the U.S. Securities Act;
(b)	no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to the Securities;
(c)	the issuance, sale and delivery of the Securities to the Employee is conditional upon such issuances and sales being exempt from the registration requirements and the prospectus requirements, or the requirement to file a registration statement, of all applicable securities legislation relating to the issuance and sale of the Securities, or upon the issuance of such orders, consents or approvals as may be required to permit such sales without the requirement of filing a prospectus or complying with the registration requirements;
(d)	the Company will be required to disclose to applicable securities regulatory authorities the identity of the Employee;
(e)	upon the issuance of the Securities, the certificates representing the Securities shall bear a legend to the effect that transfer is prohibited except (i) in accordance with the provisions of Regulation S under the U.S. Securities Act, (ii) pursuant to registration under U.S. Securities Act, or (iii) pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with U.S. Securities Act;
(f)	the Securities will be subject to resale restrictions under applicable securities legislation, rules, regulations and policies, and the Employee will comply with all relevant securities legislation, rules, regulations and policies concerning any Securities and will consult with its own legal advisers with respect to complying with all restrictions applying to any such resale and further agrees that he is solely responsible for compliance with all applicable resale restrictions and will only resell the Securities in compliance with all applicable securities laws; and
(g)	Employee will execute and deliver to Company any separate subscription documents and other documents Company deems necessary in connection with the issuance of the Securities to Employee. Employee acknowledges and agrees that Employee’s appointment to the Board of Directors shall be in accordance with the Company’s governing documents, as such may be amended from time to time, and applicable law. Employee acknowledges and agrees that Employees position on the Board of Directors is not guaranteed for any time period.

Employee will be entitled to participate in, and be eligible to receive, benefits available to similarly situated employees under any future Company incentive, savings, welfare, retirement and equity plans and programs, as those may be put in place or, if put in place, may be modified by the Company ("Compensation Plans"). Employee's participation in all such Compensation Plans, if any are put in place, will be governed by the terms and provisions of each such Compensation Plan. No Compensation Plans are currently in place, and there is no guarantee that any such plans will be put in place by the Company.  Further, in the event Company puts in place any Compensation Plans in the future, nothing in this Agreement shall prohibit or limit the right of the Company to discontinue, modify, or amend any plan or benefit in its sole discretion at any time, provided such discontinuance, modification, or amendment is applied generally to similarly situated employees of the Company.

3.3 Incentive Payment.

On an annual basis, Employee shall be entitled to ten percent (10%) of the Company’s Profits (as defined below) (prorated for partial years).  The first annual period shall be calculated beginning on the Effective Date and ending on the date of the Company’s fiscal year end, unless the Employee is terminated before such date.  For purposes of this Agreement, “Profits” shall mean the Company’s total revenue minus total expenses.  This amount will be calculated by Company after the Company’s fiscal year end and paid to Employee, prorated for any partial years, within ninety (90) days after the Company’s fiscal year end.  Employee is only entitled to payments, if any, for periods in which Employee was employed by the Company under this Agreement, prorated for years in which employee was not employed by the Company for the full year.  If requested by Employee, the Company agrees to provide all Company records and documents necessary for Employee or his designee (i.e., an accountant) to verify the Profits and payments owed to the Employee within thirty (30) days of Employee’s request.

4.      Non-Disparagement. Employee agrees that at no time during Employee's employment or after Employee's termination date, except as permitted or required by applicable law, will Employee directly or indirectly: (a) disparage or say or write negative things about the Company, its officers, directors, agents, or employees; (b) initiate or participate in any discussion or communication that reflects negatively on the Company, its officers, directors, agents, or employees; or (c) engage in any other activity that the Company considers detrimental to its interests. For purposes of this Section 5, a disparaging or negative statement is any communication, oral or written, which would tend to cause the recipient of the communication to question the business condition, integrity, competence, fairness, or good character of the person or entity to whom the communication relates.

5.     Cooperation and Assistance.    Employee agrees that, after the termination date, Employee will assist and cooperate with the Company concerning business or legal related matters about which Employee possesses relevant knowledge or information. Such cooperation will be provided only at the Company's specific request and will include, but not be limited to, assisting or advising the Company with respect to any business-related matters or any actual or threatened legal action.

6.     Miscellaneous.

6.1 Waiver of Breach. The waiver by any Party of a breach of any provision of this
Agreement will neither operate nor be construed as a waiver of any subsequent breach.

6.2 Notice. All notices and other communications required or permitted under this Agreement will be in writing and will be deemed to have been given when delivered by hand or mailed by registered or certified mail, return receipt requested, as follows:

If to the Company:
Phoenix Apps Inc.
Jintai Shequ Zhou Wu Ji Jie 35 Hao
Wang Jiang Qu
Dongguan Shi
Guangdong 523000, China

If to the Employee:
or to such other names or addresses as the Company or Employee, as the case may be, will designate by notice to the other party under this Section 7.2.

6.3 Assignment. The Company may assign this Agreement upon written notice to Employee. However, Employee agrees that Employee's rights and obligations under this Agreement are personal to Employee and may not be assigned, except to Employee's estate, without the express written consent of the Company.

6.4 Entire Agreement, No Oral Amendments. This Agreement replaces all previous agreements and discussions relating to any employment relationship between Employee and the Company or any of its subsidiaries or affiliated entities and constitutes the entire agreement between Employee and the Company with respect to the matters addressed in this Agreement. This Agreement may not be modified in any respect except by a written agreement signed by an executive officer of the Company.

6.5 Enforceability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, the invalid or unenforceable provision will be struck from this Agreement without affecting any other provision of this Agreement. All remaining provisions of this Agreement that were not struck will be enforced according to their terms.

PHOENIX APPS INC.

By:            /s/Yi Xing Wang
Name: Yi Xing Wang
Its: Chief Executive Officer

EMPLOYEE

By:            /s/ Saba Mirzaagha
Saba Mirzaagha

APPENDIX A
NON-COMPETITION, NON-SOLICITATION
AND CONFIDENTIALITY AGREEMENT

Phoenix Apps Inc. (the "Company") and Saba Mirzaagha ("Employee'') enter into this Non-Competition, Non-Solicitation and Confidentiality Agreement ("Agreement"). The Parties agree as follows:

1. Certain Definitions and Understandings. The Parties expect that some or all of the obligations the Company will assume to Employee under this Agreement will be fulfilled through its parent, subsidiary, related, or successor companies ("Affiliates"). Accordingly, Employee acknowledges that the discharge of any obligation of the Company under this Agreement by one or more of its Affiliates discharges the Company's obligation in that regard. Moreover, the obligations Employee will assume under this Agreement will be owed to the Company and its Affiliates (collectively referred to as the "Company" for the remainder of this Agreement).

2.    Consideration Employee Will Receive Under This Agreement. The Parties recognize that in order for Employee to perform his duties, Employee may need to manage, use or otherwise handle Confidential Information (as defined below in Section 3.1) belonging to the Company. The Company agrees to provide Employee with, and access to, Confidential Information necessary to perform his duties. Employee agrees that, in exchange for the Company providing him with Confidential Information, the Company's agreement to employ him in accordance with the terms of the Employment Agreement, Employee will make the promises set forth in the following sections of this Agreement.

3.     Employee's Confidentiality Obligations.

3.1    For purposes of this Agreement, "Confidential Information" is not limited to information that would qualify as a Trade Secret and includes, but is not limited to: customer lists and agreements; customer service information; names of customer contacts and the identities of their decision-makers; information provided to the Company by any actual or potential customer, government agency or other third party; the Company's internal personnel and financial information; information about vendors that is not generally known to the public; purchasing and internal cost information; information about the profitability of operations; the manner and methods of conducting the Company's business; marketing plans, development plans, price data, cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques, forecasts and forecast assumptions and volumes; future plans and potential acquisition, divestiture and other development strategies; non-public information about the Company's development plans, and special projects; the status of any governmental investigation, charge, or lawsuit and the position of the Company regarding the value of such matter; non-public information regarding the Company's compliance with federal, state or local laws; information that gives the Company some competitive business advantage, or the opportunity of obtaining such an advantage, or the disclosure of which could be detrimental to the interests of the Company; and/or information that is not generally known outside the Company.

3.2     As a consequence of Employee’s acquisition of Confidential Information, Employee agrees that it is reasonable and necessary that he make the following covenants:

(a) At no time while Employee is employed or at any time after his employment ends will Employee disclose Confidential Information to any person or entity either inside or outside of the Company other than as necessary in carrying out his duties and responsibilities, nor will Employee use, copy, or transfer Confidential Information other than as necessary in carrying out his duties and responsibilities, without first obtaining the Company's prior written consent. In the event a court concludes that the temporal restrictions in this Section 3.2(a) are unreasonable, Employee's obligations under this Section 3.2(a) will end three (3) years after his employment ends.

(b) When Employee's employment with the Company ends, Employee will immediately deliver to the Company (or its designee) anything containing Confidential Information including, but not limited to, reports, studies, materials, records, documents, books, files, videotapes, tape recordings, computers, computer disks, flash/thumb drives, and/or other devices used to store electronic data, including any copies thereof, whether made by Employee or which came into his possession prior to or during his employment concerning the business or affairs of the Company.

4.     Employee's Non-Competition and Non-Solicitation Obligations.

4.1    Prohibition Against Competition and Solicitation.

During his employment, and for a period of twenty-four (24) months after his employment ends, Employee agrees that he shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for himself or for any other person or entity. Further, during his employment, and for a period of twenty-four (24) months after his employment ends, Employee shall not use any Confidential Information of the Company to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his, her or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.  In the event a court concludes that twenty- four (24) months is an unreasonable period of time, Employee's obligations under this Section 4.1 will end eighteen (18) months after his employment ends.

4.2 Judicial Modification. If the applicable temporal or geographic limitations agreed to by the Parties in this Section 4 are found by a court to be overbroad, the Parties expressly authorize the judge before whom any dispute is brought to impose the broadest temporal and geographic limitations permissible under the law.

5.     Miscellaneous.

5.1 Waiver of Breach. The waiver by any Party of a breach of any provision of this Agreement will neither operate nor be construed as a waiver of any subsequent breach.

5.2 Assignment. The Company may assign this Agreement upon written notice to Employee. However, Employee agrees that his rights and obligations under this Agreement are personal to him and may not be assigned without the express written consent of the Company.

5.3 Entire Agreement, No Oral Amendments. This Agreement supplements Employee's Employment Agreement and replaces and merges all previous agreements and discussions relating to any non-competition, non-solicitation and/or confidentiality obligations owed by Employee to the Company and it constitutes the entire agreement between Employee and the Company with respect to the rights and obligations of either Party in that regard. This Agreement may not be modified except by a written agreement signed by an executive officer of the Company.

5.4 Enforceability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, the invalid or unenforceable provision will be struck from the Agreement without affecting any other provision of this Agreement. All remaining provisions of this Agreement that were not struck will be enforced according to their terms.

5.5 Injunctive Relief. The Company and Employee agree that a breach of any term of this Agreement by Employee would cause irreparable harm to the Company and that, in the event of such breach, the Company will have, in addition to any and all remedies of law, the right to an injunction, specific performance and other equitable relief to prevent or redress the violation of Employee's obligations under this Agreement. Additionally, to provide the Company with the protections it has bargained for in this Agreement, any period of time in which Employee has been in breach will extend, by that amount of time, the time for which Employee should be precluded from further breaching the promises made in the Agreement.

5.6 Attorneys' Fees. The Company and Employee agree that, if Employee is found to have breached any term of this Agreement, the Company will be entitled to recover the attorneys' fees and costs it incurred in enforcing this Agreement

The Parties, intending to be bound, execute this Agreement as of the Effective Date identified in Employee's Employment Agreement.

EMPLOYEE

/s/ Saba Mirzaagha
Saba Mirzaagha

COMPANY

By:            /s/ Yi Xing Wang
Name: Yi Xing Wang
Its: Chief Executive Officer